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                                                                      EXHIBIT 11


                         CHATTEM, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS FOR THE YEARS ENDED NOVEMBER 30, 1996, 1995 AND 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


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                                                                  1996      1995      1994
                                                                ---------------------------
NET INCOME (LOSS):
  Continuing operations. . . . . . . . . . . . . . . . . . .    $ 3,804   $ 2,325   $ 2,110
  Discontinued operations. . . . . . . . . . . . . . . . . .         --    10,008     1,500
  Extraordinary loss on early extinguishment of debt, net. .       (532)     (367)   (1,556)
                                                                -------   -------   -------
     Net income. . . . . . . . . . . . . . . . . . . . . . .    $ 3,272   $11,966   $ 2,054
                                                                -------   -------   -------
                                                                -------   -------   -------

WEIGHTED AVERAGE NUMBER OF COMMON AND
  COMMON EQUIVALENT SHARES OUTSTANDING:
  Weighted number of common shares outstanding . . . . . . .      8,052     7,292     7,292
  Shares issued upon assumed exercise of outstanding
     stock options and warrants. . . . . . . . . . . . . . .        101        --        --
                                                                -------   -------   -------
        Weighted average number of common and common
          equivalent shares outstanding. . . . . . . . . . .      8,153     7,292     7,292
                                                                -------   -------   -------
                                                                -------   -------   -------

NET INCOME (LOSS) PER COMMON SHARE:
  Continuing operations. . . . . . . . . . . . . . . . . . .    $   .47   $   .32   $   .29
  Discontinued operations. . . . . . . . . . . . . . . . . .         --      1.37       .21
  Extraordinary loss on early extinguishment of debt, net. .       (.07)     (.05)     (.21)
                                                                -------   -------   -------
        Net income per common share. . . . . . . . . . . . .    $   .40   $  1.64   $   .29
                                                                -------   -------   -------
                                                                -------   -------   -------
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